Exhibit 99.1

Venus Acquisition Corporation Announces Closing of Business Combination;

MicroAlgo Inc. to trade on Nasdaq under the Symbol “MLGO”.

NEW YORK, Dec. 12, 2022 /PRNewswire/ -- Venus Acquisition Corporation (the “Company” or “Venus”) (NASDAQ: VENA) today announced that, on December 9, 2022, the Company closed the previously announced business combination (the “Business Combination”) with VIYI Algorithm Inc. (the “VIYI”) pursuant to which the Venus Merger Sub (“Venus Merger Sub”), a Cayman Islands exempted company incorporated for the purpose of effectuating the Business Combination merged with and into VIYI, with VIYI surviving the merger to become a wholly owned subsidiary of Venus. Venus is a publicly traded special purpose acquisition company or SPAC.

As part of the transaction, the Company changed its name to “MicroAlgo Inc.” As a result, the Company expects that its ordinary shares will begin trading on The Nasdaq Capital Market under the ticker symbol “MLGO”, starting on or about December 13, 2022, and that its units and rights will cease trading on December 12, 2022. The Company’s warrants did not satisfy initial listing requirements and would be delisted from Nasdaq on December 13, 2022.

VIYI is dedicated to the development and application of bespoke central processing algorithms. Central processing algorithms refer to a range of computing algorithms, including analytical algorithms, recommendation algorithms, and acceleration algorithms. VIYI provides comprehensive solutions to customers by integrating central processing algorithms with software or hardware, or both, thereby helping them to increase the number of customers, improve end-user satisfaction, achieve direct cost savings, reduce power consumption, and achieve technical goals. The range of VIYI’s services include algorithm optimization, accelerating computing power without the need for hardware upgrades, lightweight data processing, and data intelligence services. VIYI’s ability to efficiently deliver software and hardware optimization to customers through bespoke central processing algorithms serves as a driving force for VIYI’s long-term development. VIYI is ideally positioned to grow its revenue quickly as a leading central processing algorithm service provider in China.

In connection with the Business Combination, (i) the Company’s units, each of which is comprised of one Ordinary Share, one warrant to purchase one-half of one Ordinary Share and one right, have been separated into their component securities, and (ii) the 4,600,000 public rights (including those included in units) have been converted into 460,000 Ordinary Shares. In addition, 225,000 rights held by Yolanda Management Corporation have been converted into 22,500 Ordinary Shares.

About Venus Acquisition Corporation

The Company is a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

VIYI Algorithm Inc.

VIYI Algorithm Inc. (the “VIYI”), a Cayman Islands exempted company, is dedicated to the development and application of bespoke central processing algorithms. VIYI provides comprehensive solutions to customers by integrating central processing algorithms with software or hardware, or both, thereby helping them to increase the number of customers, improve end-user satisfaction, achieve direct cost savings, reduce power consumption, and achieve technical goals. The range of VIYI’s services includes algorithm optimization, accelerating computing power without the need for hardware upgrades, lightweight data processing, and data intelligence services. VIYI’s ability to efficiently deliver software and hardware optimization to customers through bespoke central processing algorithms serves as a driving force for VIYI’s long-term development.

Forward-Looking Statements

This press release contains statements that may constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Venus, including those set forth in the Risk Factors section of Venus’s Annual Report on Form 10-K and Definitive Proxy Statement on Schedule 14A filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Venus’s expectations with respect to future performance and anticipated financial impacts of the business transaction.

Venus undertakes no obligation to update these statements for revisions or changes after the date of this release, except as may be required by law.

Such forward-looking statements relate to future events or future performance, but reflect the parties’ current beliefs, based on information currently available. Certain of these factors are outside the parties’ control and may be difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include: business conditions; natural disasters; changing interpretations of U.S. Generally Accepted Accounting Principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; changes in legislation or regulatory environments, requirements or changes adversely affecting the businesses of Venus and VIYI, including but not limited the reaction of VIYI customers to the Business Combination; difficulties in maintaining and managing continued growth; restrictions on the ability to make dividend payments; general economic conditions; geopolitical events and regulatory changes; and the failure to maintain the listing of Venus’ securities on the Nasdaq Stock Market.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors are contained in Venus’ filings with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements in this press release, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to publicly update or revise any forward-looking statements in this press release to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as may be required by law. Nothing contained herein constitutes or will be deemed to constitute a forecast, projection or estimate of the future financial performance of the Company following the closing of the Business Combination or otherwise.

Contact

Yanming Liu
Chief Executive Officer
Email: ceo@venusacq.com
917 267 4568
VENUS ACQUISITION CORPORATION
6th Floor, 477 Madison Avenue,
New York, New York

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